UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 Or 15(D) of The Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  January 4, 2010
                                               ---------------------------------

                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


           001-09293                                    73-1016728
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   (Commission File Number)                  (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                              74820
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       (Address of Principal Executive Offices)          (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition
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     On January 4, 2010, Pre-Paid Legal Services,  Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months and year ended December 31, 2009. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                          Description
   -----------                          -----------

       99.1         Company Press Release dated January 4, 2010


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:  /s/ Randy Harp
                               ---------------------------------------
                               Randy Harp,
                               Chief Operating Officer

Date:  January 5, 2010





For Immediate Release                             Company      Steve Williamson
Monday, January 4, 2010                           Contact:     (580) 436-1234

          PRE-PAID LEGAL ANNOUNCES 2009 4th QUARTER & YEAR-END RESULTS
        Year 2009 New Memberships Produced Up 2.9%, New Sales Associates
                               Enrolled Up 52.2%

ADA, OK, January 4, 2010 - Pre-Paid Legal Services, Inc. (NYSE: PPD) reported new memberships produced and new sales associates enrolled for the fourth quarter and for the year ended December 31, 2009. During the 4th quarter of 2009, new sales associates enrolled increased 89.4% to 61,623 from the 32,533 enrolled in the 4th quarter of 2008 and new memberships produced increased 11.8% to 148,248 during the 2009 quarter compared to 132,641 for the 2008 quarter.


For the year 2009, new sales associates enrolled increased 52.2% to 186,064 compared to 122,255 enrolled during 2008 while new memberships produced were 568,095, up 2.9% from 552,327. Our active memberships decreased less than 1.0% during 2009 from 1,559,154 to 1,547,585. From the 3rd quarter of 2009 to the 4th quarter of 2009, our active memberships increased by 2,030 memberships.

------------------------------------------------------ -------------------------------------------- -----------------------------
                                                                   Three Months Ended:                      Year Ended:
New Memberships:                                        12/31/2009      9/30/2009     12/31/2008     12/31/2009     12/31/2008
----------------                                        ----------      ---------     ----------     ----------     ----------
New legal service membership sales.................        139,076       166,377         124,629        541,138        521,522
New "stand-alone" IDT membership sales.............          9,172        8,645            8,012         26,957         30,805
                                                        ----------      ---------     ----------     ----------     ----------
Total new membership sales.........................        148,248       175,022         132,641        568,095        552,327
                                                        ----------      ---------     ----------     ----------     ----------
New "add-on" IDT membership sales..................         85,095       112,653          85,221        348,607        344,869

Average Annual Membership fee......................        $316.87       $325.60         $321.00        $322.77        $324.52

Active Memberships:
Active legal service memberships at end of period..      1,454,661      1,455,492      1,469,315      1,454,661      1,469,315
Active "stand-alone" IDT memberships at end of
    period (see note below)........................         92,924         90,063         89,839         92,924         89,839
                                                        ----------      ---------     ----------     ----------     ----------
Total active memberships at end of period..........      1,547,585      1,545,555      1,559,154      1,547,585      1,559,154
                                                        ----------      ---------     ----------     ----------     ----------
Active "add-on" IDT memberships at end of period
    (see note below)...............................        711,131       710,795         680,862        711,131        680,862

New Sales Associates:
New sales associates recruited.....................         61,623       75,398           32,533        186,064        122,255

Average enrollment fee paid by new sales associates         $71.31       $79.31           $49.02         $87.41         $71.53

Average Membership fee in force:
Average Annual Membership fee......................        $302.51       $302.86         $300.80        $302.51        $300.80
---------------------------------------------------------------------------------------------------------------------------------
Note - reflects 4,494 net transfers from "add-on" status to "stand-alone" status during the 2009 4th quarter
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

Our total active membership premium in force decreased less than 1% to $468.2 million at December 31, 2009 from $469 million at December 31, 2008. The membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 72.8% for 2009.

Our fourth quarter 2009 corporate finance focus has again been on share repurchases. During the 4th quarter, we returned $35.9 million to shareholders through the repurchase of 902,697 shares of common stock, at an average per share price of $39.75. Since April 1999, we have returned $457.9 million to shareholders through the purchase of 15.1 million shares, average price of $30.32 per share, and $17.1 million in dividends for a combined total of more than $475 million representing more than 100 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 57% from 23.6 million at March 31, 1999 to 10.1 million today.

We anticipate announcing our 2009 fourth quarter and annual earnings on February 22, 2010 after the market closes and hosting a conference call to discuss such earnings on February 24, 2010.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation as well as will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section  21E  of  the  Securities  Exchange  Act of  1934.  The  forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that consumer purchases of discretionary items may be impacted by a downturn in the economy, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half of our outstanding shares. Please refer to pages 18 through 20 of our 2008 Form 10-K/A and pages 7 and 8 of our September 30, 2009 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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